Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2019

DALLAS — (BUSINESS WIRE) April 25, 2019 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2019. Hilltop produced income to common stockholders of $38.8 million, or $0.41 per diluted share, for the first quarter of 2019, compared to $24.4 million, or $0.25 per diluted share, for the first quarter of 2018. Hilltop’s financial results for the first quarter of 2019 include the impact of costs associated with significant leadership changes and other efficiency initiative-related charges which, in the aggregate, totaled $8.7 million before income taxes.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.08 per common share payable on May 31, 2019, to all common stockholders of record as of the close of business on May 15, 2019.

Jeremy Ford, CEO of Hilltop, said,  “We are very pleased with the solid start to 2019 as revenues grew by 7% and noninterest expenses, including the impact of the previously announced leadership changes, remained in line with the prior year. We remain focused on executing against our ‘platform for growth’ initiatives, which we believe will continue to improve productivity, scalability and the services delivered to our clients. Our business continues to strengthen as we maintain strong capital levels and solid liquidity and credit quality, which will support our growth priorities in 2019 and beyond.”

•	Banking revenues and income grew as net interest margin improved versus the prior year period;
•

The broker-dealer segment’s capital markets and structured finance businesses performed well as the decline in market interest rates, combined with our ongoing investments in these businesses, yielded improved trading results in the quarter;

•

While the mortgage industry remains challenging, our mortgage origination segment’s focus on profitable production and efficiency resulted in lower operating expenses and supported a profitable quarter even though origination volumes declined versus the first quarter of 2018; and

•	Insurance generated improved profits versus the first quarter of 2018 as expenses declined and the investment portfolio performance improved

First Quarter 2019 Highlights for Hilltop:

•	In January 2019, Hilltop adopted the new lease accounting standard which, among other things:
o	Added operating lease liabilities of $118.5 million and right-of-use assets of $108.8 million to the consolidated balance sheet at March 31, 2019; and
o	Negatively impacted regulatory capital ratios, performance ratios and other measures dependent upon asset or liability balances;
•

Hilltop’s annualized return on average assets and return on average equity for the first quarter of 2019 were 1.21% and 8.04%, respectively, compared to 0.77% and 5.19%, respectively, for the first quarter of 2018;

•	Hilltop’s book value per common share increased to $21.23 at March 31, 2019, compared to $20.83 at December 31, 2018;
•	Hilltop’s total assets were $13.5 billion at March 31, 2019, compared to $13.7 billion at December 31, 2018;
•	Loans[1], net of allowance for loan losses, increased to $6.5 billion compared to $6.3 billion at December 31, 2018;
•	Non-performing loans decreased to $30.9 million, or 0.38% of total loans at March 31, 2019, compared to $34.0 million, or 0.41% of total loans, at December 31, 2018;
•	Loans held for sale decreased by 24.0% from December 31, 2018 to $1.1 billion at March 31, 2019;
•	Total deposits were $8.3 billion at March 31, 2019, compared to $8.5 billion at December 31, 2018;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.22% and a Common Equity Tier 1 Capital Ratio of 16.75% at March 31, 2019;

•	Hilltop’s net interest margin[3] decreased to 3.69% for the first quarter of 2019, compared to 3.75% in the fourth quarter of 2018;
•	The provision for loan losses was $1.0 million during the first quarter of 2019, compared to $6.9 million in the fourth quarter of 2018;
•	For the first quarter of 2019, noninterest income was $252.5 million, compared to $235.1 million in the first quarter of 2018, a 7.4% increase;
•	For the first quarter of 2019, noninterest expense was $309.1 million, compared to $308.2 million in the first quarter of 2018, a 0.3% increase; and
•	Hilltop’s effective tax rate decreased to 22.6% during the first quarter of 2019, compared to 23.3% during the same period in 2018

1    “Loans” reflect loans held for investment excluding broker-dealer loans, net of allowance for loan losses, of $491.8 million and $578.2 million at March 31, 2019 and December 31, 2018, respectively.

2   Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2019	2018	2018	2018	2018
Cash and due from banks	$313,192	$644,073	$405,682	$353,432	$470,127
Federal funds sold	438	400	468	403	400
Assets segregated for regulatory purposes	156,851	133,993	220,115	128,417	198,170
Securities purchased under agreements to resell	65,205	61,611	164,656	229,172	244,978
Securities:
Trading, at fair value	703,295	745,466	660,314	634,197	756,151
Available for sale, at fair value	1,019,851	875,658	874,496	811,218	806,583
Held to maturity, at amortized cost	369,865	351,012	348,163	353,192	356,452
Equity, at fair value	19,343	19,679	21,555	21,218	20,876
	2,112,354	1,991,815	1,904,528	1,819,825	1,940,062
Loans held for sale	1,059,280	1,393,246	1,524,980	1,953,562	1,409,634
Loans held for investment, net of unearned income	7,011,679	6,930,458	6,940,306	6,545,630	6,387,413
Allowance for loan losses	(58,809)	(59,486)	(60,152)	(61,970)	(63,194)
Loans held for investment, net	6,952,870	6,870,972	6,880,154	6,483,660	6,324,219

Broker-dealer and clearing organization receivables	1,651,199	1,440,287	1,491,507	1,614,951	1,660,720
Premises and equipment, net	210,333	237,373	236,172	172,911	173,637
Operating lease right-of-use assets	108,806	—	—	—	—
Other assets	591,442	580,362	604,445	648,317	637,802
Goodwill	291,435	291,435	291,435	251,808	251,808
Other intangible assets, net	35,965	38,005	40,394	32,716	34,569
Total assets	$13,549,370	$13,683,572	$13,764,536	$13,689,174	$13,346,126

Deposits:
Non interest-bearing	$2,490,144	$2,560,750	$2,525,677	$2,468,332	$2,565,825
Interest-bearing	5,807,975	5,975,406	5,764,556	5,345,290	5,393,897
Total deposits	8,298,119	8,536,156	8,290,233	7,813,622	7,959,722
Broker-dealer and clearing organization payables	1,490,227	1,294,925	1,396,401	1,409,904	1,504,172
Short-term borrowings	914,525	1,065,807	1,216,649	1,610,735	1,064,325
Securities sold, not yet purchased, at fair value	69,354	81,667	179,582	251,581	255,551
Notes payable	225,372	228,872	220,192	227,736	202,700
Operating lease liabilities	118,452	—	—	—	—
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	351,178	435,240	430,309	392,171	367,188
Total liabilities	11,534,239	11,709,679	11,800,378	11,772,761	11,420,670

Common stock	938	936	946	946	960
Additional paid-in capital	1,491,585	1,489,816	1,504,467	1,502,105	1,526,867
Accumulated other comprehensive loss	(1,062)	(8,627)	(14,722)	(11,846)	(9,698)
Retained earnings	499,452	466,737	448,923	419,683	404,260
Deferred compensation employee stock trust, net	827	825	860	857	857
Employee stock trust	(213)	(217)	(252)	(252)	(254)
Total Hilltop stockholders' equity	1,991,527	1,949,470	1,940,222	1,911,493	1,922,992
Noncontrolling interests	23,604	24,423	23,936	4,920	2,464
Total stockholders' equity	2,015,131	1,973,893	1,964,158	1,916,413	1,925,456
Total liabilities & stockholders' equity	$13,549,370	$13,683,572	$13,764,536	$13,689,174	$13,346,126

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2019	2018	2018	2018	2018
Interest income:
Loans, including fees	$110,870	$119,322	$113,535	$103,924	$99,944
Securities borrowed	16,859	16,782	16,346	17,486	16,300
Securities:
Taxable	15,616	15,512	11,994	12,516	10,953
Tax-exempt	1,498	1,648	1,717	1,697	1,772
Other	5,197	4,438	4,734	4,417	4,391
Total interest income	150,040	157,702	148,326	140,040	133,360

Interest expense:
Deposits	17,106	14,838	12,353	10,136	8,675
Securities loaned	14,738	13,935	13,984	15,075	13,739
Short-term borrowings	5,471	7,476	7,831	6,466	4,043
Notes payable	2,641	2,627	2,702	2,437	2,497
Junior subordinated debentures	1,001	968	955	918	822
Other	152	143	160	160	164
Total interest expense	41,109	39,987	37,985	35,192	29,940

Net interest income	108,931	117,715	110,341	104,848	103,420
Provision (recovery) for loan losses	951	6,926	(371)	340	(1,807)
Net interest income after provision (recovery) for loan losses	107,980	110,789	110,712	104,508	105,227

Noninterest income:
Net gains from sale of loans and other mortgage production income	96,139	90,628	116,243	132,478	105,767
Mortgage loan origination fees	21,873	26,615	27,004	29,318	20,626
Securities commissions and fees	35,969	36,984	36,968	38,320	38,717
Investment and securities advisory fees and commissions	20,160	26,260	23,487	21,965	18,354
Net insurance premiums earned	33,203	34,146	34,185	34,105	34,315
Other	45,124	23,883	31,810	23,248	17,364
Total noninterest income	252,468	238,516	269,697	279,434	235,143

Noninterest expense:
Employees' compensation and benefits	189,898	179,881	205,575	200,632	182,600
Occupancy and equipment, net	28,023	30,512	29,015	27,893	27,830
Professional services	22,942	26,793	27,984	26,020	24,704
Loss and loss adjustment expenses	14,926	20,694	18,712	24,409	15,532
Other	53,296	52,939	54,425	59,563	57,536
Total noninterest expense	309,085	310,819	335,711	338,517	308,202

Income before income taxes	51,363	38,486	44,698	45,425	32,168
Income tax expense	11,586	8,928	7,600	11,034	7,488
Net income	39,777	29,558	37,098	34,391	24,680
Less: Net income attributable to noncontrolling interest	991	1,443	1,293	1,311	239
Income attributable to Hilltop	$38,786	$28,115	$35,805	$33,080	$24,441

Earnings per common share:
Basic	$0.41	$0.30	$0.38	$0.35	$0.25
Diluted	$0.41	$0.30	$0.38	$0.35	$0.25

Cash dividends declared per common share	$0.08	$0.07	$0.07	$0.07	$0.07

Weighted average shares outstanding:
Basic	93,669	94,092	94,554	95,270	95,985
Diluted	93,669	94,130	94,610	95,358	96,146

	Three Months Ended March 31, 2019
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$92,690	$12,850	$(467)	$642	$(1,330)	$4,546	$108,931
Provision (recovery) for loan losses	1,025	(74)	—	—	—	—	951
Noninterest income	10,621	91,307	118,033	36,492	538	(4,523)	252,468
Noninterest expense	60,726	87,807	114,677	30,338	15,562	(25)	309,085
Income (loss) before income taxes	$41,560	$16,424	$2,889	$6,796	$(16,354)	$48	$51,363

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2019	2018	2018	2018	2018

Hilltop Consolidated:
Return on average stockholders' equity	8.04%	5.76%	7.41%	6.95%	5.19%
Return on average assets	1.21%	0.86%	1.07%	1.03%	0.77%
Net interest margin (1)	3.69%	3.75%	3.48%	3.46%	3.52%
Net interest margin (taxable equivalent) (2):
As reported	3.70%	3.76%	3.49%	3.47%	3.53%
Impact of purchase accounting	32 bps	43 bps	28 bps	29 bps	36 bps
Book value per common share ($)	21.23	20.83	20.51	20.21	20.02
Shares outstanding, end of period (000's)	93,821	93,610	94,594	94,571	96,048
Dividend payout ratio (3)	19.32%	23.43%	18.48%	20.16%	27.49%

Banking Segment:
Net interest margin (1)	4.24%	4.50%	4.13%	4.11%	4.15%
Net interest margin (taxable equivalent) (2):
As reported	4.25%	4.51%	4.14%	4.12%	4.16%
Impact of purchase accounting	44 bps	61 bps	39 bps	42 bps	51 bps
Accretion of discount on loans ($000's)	8,735	12,737	8,147	8,343	9,867
Net charge-offs (recoveries) ($000's)	1,628	7,592	1,447	1,564	(1,315)
Return on average assets	1.34%	1.31%	1.19%	1.09%	1.31%
Fee income ratio	10.28%	10.12%	10.69%	10.79%	10.51%
Efficiency ratio	58.78%	56.79%	63.71%	66.47%	61.32%
Employees' compensation and benefits ($000's)	32,171	31,955	36,878	32,442	30,811

Broker-Dealer Segment:
Net revenue ($000's) (4)	104,157	89,750	95,266	86,479	81,097
Employees' compensation and benefits ($000's)	63,075	54,249	59,535	52,418	52,265
Variable compensation expense ($000's)	34,581	31,744	33,574	26,036	24,594
Compensation as a % of net revenue	60.6%	60.4%	62.5%	60.6%	64.4%
Pre-tax margin (5)	15.77%	12.13%	10.42%	9.45%	4.44%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,050,760	2,586,677	3,237,444	3,615,991	2,358,692
Refinancings	396,282	384,990	416,201	491,384	601,105
Total mortgage loan originations - volume	2,447,042	2,971,667	3,653,645	4,107,375	2,959,797
Mortgage loan sales - volume ($000's)	2,711,114	3,008,793	4,015,051	3,526,603	3,185,438
Net gains from mortgage loan sales (basis points)	330	334	330	317	333
Mortgage servicing rights asset ($000's) (6)	62,049	66,102	68,804	57,373	63,957
Employees' compensation and benefits ($000's)	79,043	84,334	102,025	111,713	91,059
Variable compensation expense ($000's)	38,929	44,529	58,686	66,531	46,292

Insurance Segment:
Loss and LAE ratio	45.0%	60.6%	54.7%	71.6%	45.3%
Expense ratio	41.5%	37.9%	38.8%	39.5%	39.9%
Combined ratio	86.5%	98.5%	93.5%	111.1%	85.2%
Employees' compensation and benefits ($000's)	3,202	2,670	2,595	2,954	3,255

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented.  The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.2 million, $0.3 million, $0.2 million, $0.2 million, and  $0.3 million, respectively, for the periods presented and for the banking segment were $0.2 million for each of the periods presented.

(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2019	2018	2018	2018	2018
Tier 1 capital (to average assets):
PlainsCapital	12.61%	12.47%	11.86%	12.80%	13.01%
Hilltop	13.22%	12.53%	12.40%	12.90%	13.26%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.89%	13.90%	13.88%	14.59%	15.39%
Hilltop	16.75%	16.58%	16.95%	17.61%	18.60%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.89%	13.90%	13.88%	14.59%	15.39%
Hilltop	17.22%	17.04%	17.42%	18.10%	19.11%
Total capital (to risk-weighted assets):
PlainsCapital	14.60%	14.63%	14.63%	15.38%	16.25%
Hilltop	17.64%	17.47%	17.87%	18.58%	19.63%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Loans Portfolio Data	2019	2018	2018	2018	2018
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	5,332	5,324	7,506	14,256	13,674
Commercial and industrial	13,350	14,870	21,323	22,815	20,768
Construction and land development	1,473	3,278	3,402	569	595
1-4 family residential	10,662	10,437	4,476	4,273	4,297
Mortgage warehouse	—	—	—	—	—
Consumer	38	41	45	49	52
Broker-dealer	—	—	—	—	—
Covered	—	—	5,777	5,277	5,849
	30,855	33,950	42,529	47,239	45,235

Non-performing loans as a % of total loans	0.38%	0.41%	0.50%	0.56%	0.58%

Other real estate owned ($000's)	23,066	27,578	32,518	37,824	38,354

Other repossessed assets ($000's)	30	68	99	168	246

Non-performing assets ($000's)	53,951	61,596	75,146	85,231	83,835

Non-performing assets as a % of total assets	0.40%	0.45%	0.55%	0.62%	0.63%

Non-PCI loans past due 90 days or more and still accruing ($000's)	77,045	83,131	80,664	74,060	77,590

Troubled debt restructurings included in accruing loans held for investment ($000's)	1,313	1,339	1,362	1,389	1,404

	Three Months Ended March 31,
	2019			2018
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,015,010	$12,487	4.92%	$1,294,245	$14,613	4.52%
Loans held for investment, gross (1)	6,843,343	98,383	5.76%	6,308,756	85,331	5.42%
Investment securities - taxable	1,792,501	15,584	3.48%	1,613,608	10,928	2.71%
Investment securities - non-taxable (2)	221,602	1,658	2.99%	258,732	2,030	3.14%
Federal funds sold and securities purchased under agreements to resell	66,346	388	2.37%	189,623	481	1.03%
Interest-bearing deposits in other financial institutions	505,582	3,151	2.53%	632,727	2,478	1.59%
Securities borrowed	1,446,412	16,859	4.66%	1,537,306	16,300	4.24%
Other	61,263	1,671	11.01%	70,854	1,452	8.27%
Interest-earning assets, gross (2)	11,952,059	150,181	5.03%	11,905,851	133,613	4.50%
Allowance for loan losses	(59,549)			(65,202)
Interest-earning assets, net	11,892,510			11,840,649
Noninterest-earning assets	1,419,075			1,228,058
Total assets	$13,311,585			$13,068,707

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,825,886	$17,106	1.19%	$5,494,657	$8,675	0.64%
Securities loaned	1,295,002	14,738	4.62%	1,365,081	13,739	4.08%
Notes payable and other borrowings	1,065,432	9,265	3.51%	1,195,993	7,526	2.54%
Total interest-bearing liabilities	8,186,320	41,109	2.03%	8,055,731	29,940	1.50%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,520,057			2,419,725
Other liabilities	623,710			680,543
Total liabilities	11,330,087			11,155,999
Stockholders’ equity	1,958,531			1,911,160
Noncontrolling interest	22,967			1,548
Total liabilities and stockholders' equity	$13,311,585			$13,068,707

Net interest income (2)		$109,072			$103,673
Net interest spread (2)			3.00%			2.99%
Net interest margin (2)			3.70%			3.53%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.2 million and $0.3 million for the three months March 31, 2019 and 2018.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  April 26, 2019. Hilltop President and CEO, Jeremy B. Ford, and Hilltop CFO, William B. Furr, will review first quarter 2019 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At March 31, 2019, Hilltop employed approximately 5,100 people and operated approximately 450 locations in 44 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases.  For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.